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                                                                     Exhibit 4.5


                                    GLOBAL ASSIGNMENT AGREEMENT dated as of
                           February 10, 2000 (this "Agreement"), among CITADEL BROADCASTING COMPANY, a Nevada corporation (the "Borrower"), CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation, the LENDERS listed on the signature pages hereof under the captions "Existing Lenders" (the "Existing Lenders") and "Additional Lenders" (the "Additional Lenders", and, together with the Existing Lenders, the "Lenders"), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland and acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders and as the issuing bank (in such capacity, the "Issuing Bank").

         A. The Borrower, the Existing Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank are parties to a Credit Agreement dated as of December 17, 1999, as amended by Amendment No. 1 dated as of January 28, 2000 (the "Existing Credit Agreement").

         B. The Existing Lenders wish to assign a portion of their interests in the outstanding letters of credit and loans and the commitments to make such loans under the Original Credit Agreement to the Additional Lenders, and the Additional Lenders are willing to accept such assignments.

         C. The Borrower has requested, and the other parties hereto have agreed, upon the terms and subject to the conditions set forth or referred to herein, that the Original Credit Agreement be amended and restated upon the effectiveness of the assignments referred to in paragraph B above in the form of the Amended and Restated Credit Agreement set forth as Exhibit A (the "Restated Credit Agreement").

         D. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement.

         SECTION 2. Assignments. (a) On and as of the Restatement Date (as defined in Section 11 below), subject to the conditions set forth in Section 6 hereof, each of the Existing Lenders and Additional Lenders shall sell, assign and transfer, or purchase and assume, as the case may be, such interests in (i) the Commitments (as defined in the Existing Credit Agreement), (ii) the outstanding Loans (as defined in the Existing Credit Agreement) and


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(iii) the participations in the Letters of Credit (as defined in the Existing
Credit Agreement), in each case, outstanding immediately prior to the Restatement Date, as shall be necessary in order that, after giving effect to all such assignments and purchases, the Commitments, the Loans and the participations in the Letters of Credit will be held by the Existing Lenders and Additional Lenders ratably in accordance with their Commitments as set forth on
Schedule 2.01 to the Restated Credit Agreement (or, in the case of participations in the Letters of Credit, ratably in accordance with the Revolving Credit Commitments set forth in such Schedule). Each Lender purchasing interests of any type under this Section 2 shall be deemed to have purchased such interests from each Existing Lender selling interests of such type ratably in accordance with the amounts of such interests sold by them. The assignments and purchases provided for in this Section 2 shall be without recourse, warranty or representation, except that each assigning Lender shall be deemed to have represented that it is the legal and beneficial owner of the interests assigned by it and that such interests are free and clear of any adverse claim, and the purchase price for each such assignment and purchase shall equal the principal amount of the Loans purchased less any upfront fees advanced to the assignee.

         (b) On the Restatement Date, (i) each Additional Lender shall pay the purchase price for the interests purchased by it pursuant to paragraph (a) above by wire transfer of immediately available funds to the Administrative Agent, not later than 12:00 (noon), New York City time, and (ii) the Administrative Agent shall pay to each Existing Lender, out of the amounts received by the Administrative Agent from each Additional Lender pursuant to clause (i) of this paragraph (b), the purchase price for the interests assigned by it pursuant to paragraph (a) above by wire transfer of immediately available funds not later than 3:00 p.m., New York City time.

         (c) Each of the parties hereto hereby consents to the assignments and purchases provided for in paragraphs (a) and (b) above and agrees that (i) each Additional Lender that is purchasing interests in the Commitments, the outstanding Loans and the outstanding participations in the Letters of Credit pursuant to paragraph (a) above are assignees of the Existing Lenders permitted under Section 9.04 of the Existing Credit Agreement and (ii) each Additional Lender and each Existing Lender shall have all the rights and obligations of a Lender under the Restated Credit Agreement with respect to the interests purchased by it pursuant to such paragraphs.

         SECTION 3. Amendment and Restatement of the Credit Agreement. (a) Subject to the conditions set forth in Section 6 hereof, the Borrower, the Existing Lenders, the Additional Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank agree that the Existing Credit Agreement (including all Exhibits and Schedules thereto) is hereby amended and restated, effective as of the Restatement Date, to read in its entirety as set forth in Exhibit A hereto. As used in the Restated Credit Agreement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires and except as provided above, mean the Existing Credit Agreement as amended and restated by this Agreement.


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         (b) On the Restatement Date, upon the effectiveness of this Agreement,
(i) each Loan under the Existing Credit Agreement shall be deemed to be a Loan of the same type under the Restated Credit Agreement and (ii) each Letter of Credit under the Existing Credit Agreement shall be deemed to be a Letter of Credit issued under the Restated Credit Agreement, and the amount of the unused Commitments shall be adjusted accordingly.

         (c) The Borrower shall cause all Borrowings (as defined in the Existing Credit Agreement) outstanding immediately prior to the Restatement Date to be ABR Borrowings.

         SECTION 4. Representations and Warranties. The Borrower hereby makes to each of the other parties hereto, as of the Restatement Date, each of the representations and warranties contained in Article III of the Restated Credit Agreement, and each of such representations and warranties is hereby incorporated by reference herein.

         SECTION 5. Fees; Interest. (a) On the Restatement Date, simultaneously with the making of the assignments provided for in Section 2, the Borrower shall pay to the Administrative Agent, for the accounts of the Lenders (as defined in the Existing Credit Agreement), the fees payable pursuant to Section 2.05 of the Existing Credit Agreement which have accrued for the period from the last date such fees were paid to but excluding the Restatement Date. The fees and expenses described in this Section 5 shall be payable in immediately available funds. Once paid, such fees shall not be refundable under any circumstances.

         (b) On the Restatement Date, simultaneously with the making of the assignments provided for in Section 2, the Borrower shall pay to the Administrative Agent, for the accounts of the Lenders (as defined in the Existing Credit Agreement), all unpaid interest accrued to but excluding the Restatement Date on all of the Loans (as defined in the Existing Credit Agreement) of each such Lender.

         SECTION 6. Conditions Precedent. The obligation of each Existing Lender and each Additional Lender to purchase the assignments provided for in Section 2 hereof and the amendment and restatement of the Existing Credit Agreement provided for in Section 3 hereof on the Restatement Date shall be subject to the satisfaction of all of the following conditions:

                  (a) The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower, dated the Restatement Date, giving effect to the transactions contemplated hereby, and confirming that (i) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects, (ii) the Borrower and each other Loan Party is in compliance with the terms and provisions set forth herein and in each other Loan Document to be observed or performed by the Borrower or such Loan Party and (iii) no Default or Event of Default has occurred and is continuing.

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                  (b) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (c) The receiving agent or its counsel shall have received counterparts of this Agreement which, when taken together, bear the signatures of the following:

                           (i) the Borrower;

                           (ii) each Existing Lender and Additional Lender; and

                           (iii) the Administrative Agent, the Collateral Agent and the Issuing Bank.

                  (d) Each Loan Document other than this Agreement shall be in full force and effect.

         SECTION 7. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement. All notices hereunder to each Additional Lender shall be given to it at the address listed on Schedule 1 hereto.

         SECTION 9. Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute but one contract, and shall become effective as provided in Section 11 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.

         SECTION 10. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and are not to be taken into consideration in interpreting this Agreement.

         SECTION 11. Effectiveness; Amendment. This Agreement shall become effective on the date (the "Restatement Date") that each of the conditions specified in Section 6 have been satisfied. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto; provided that the provisions of Section 9.08 of the Restated Credit Agreement shall govern any amendment, waiver or modification of the Restated Credit Agreement or any other Loan Document.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     CITADEL BROADCASTING COMPANY,

                                     by /s/ Donna L. Heffner
                                        ----------------------------------------
                                     Name:  Donna L. Heffner
                                     Title: Vice President


                                     CITADEL COMMUNICATIONS
                                     CORPORATION,

                                     by /s/ Donna L. Heffner
                                        ----------------------------------------
                                        Name:  Donna L. Heffner
                                        Title: Vice President


                                     CREDIT SUISSE FIRST BOSTON,
                                     individually and as Administrative Agent,
                                     Collateral Agent, and Issuing Bank,

                                     by /s/ Jeffrey B. Ulmer
                                        ----------------------------------------
                                        Name:  Jeffrey B. Ulmer
                                        Title: Vice President

                                     by /s/ Douglas E. Maher
                                        ----------------------------------------
                                        Name:  Douglas E. Maher
                                        Title: Vice President


                                     Existing Lenders


                                     CREDIT SUISSE FIRST BOSTON,

                                     by /s/ Jeffrey B. Ulmer
                                        ----------------------------------------
                                     Name:  Jeffrey B. Ulmer
                                     Title: Vice President


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                                     by /s/ Douglas E. Maher
                                        ----------------------------------------
                                        Name:  Douglas E. Maher
                                        Title: Vice President


                                     BANK OF AMERICA, N.A.,

                                     by /s/ Roselyn Drake
                                        ----------------------------------------
                                        Name:  Roselyn Drake
                                        Title: Managing Director


                                     BANK OF MONTREAL,

                                     by /s/ Karen Klapper
                                        ----------------------------------------
                                        Name:  Karen Klapper
                                        Title: Director


                                     THE BANK OF NEW YORK,

                                     by /s/ Geoffrey C. Brooks
                                        ----------------------------------------
                                        Name:  Geoffrey C. Brooks
                                        Title: Vice President


                                     BANK OF NOVA SCOTIA,

                                     by /s/ Ian A. Hodgart
                                        ----------------------------------------
                                        Name:  Ian A. Hodgart
                                        Title: Authorized Signatory


                                     THE CHASE MANHATTAN BANK,

                                     by /s/ John J. Huber III
                                        ----------------------------------------
                                        Name:  John J. Huber III
                                        Title: Managing Director

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                                     CREDIT INDUSTRIEL ET
                                     COMMERCIAL,

                                     by /s/ Marcus Edward
                                        ----------------------------------------
                                        Name:  Marcus Edward
                                        Title: Vice President

                                     by /s/ Sean Mounier
                                        ----------------------------------------
                                        Name:  Sean Mounier
                                        Title: First Vice President


                                     FINOVA CAPITAL CORPORATION,

                                     by /s/ Jeffrey S. Kilrea
                                        ----------------------------------------
                                        Name:  Jeffrey S. Kilrea
                                        Title: Senior Vice President


                                     FIRST UNION NATIONAL BANK,

                                     by /s/ Jeffrey M. Graci
                                        ----------------------------------------
                                        Name:  Jeffrey M. Graci
                                        Title: Director


                                     FLEET NATIONAL BANK,

                                     by /s/ Daniel M. Kortick
                                        ----------------------------------------
                                        Name:  Daniel M. Kortick
                                        Title: Director

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                                     Additional Lenders


                                     THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED,

                                     by /s/ Carl-Eric Benzinger
                                        ----------------------------------------
                                        Name:  Carl-Eric Benzinger
                                        Title: Senior Vice President & SDGM


                                     WEBSTER BANK,

                                     by /s/ Barbara E. Hillmeyer
                                        ----------------------------------------
                                        Name:  Barbara E. Hillmeyer
                                        Title: Vice President


                                     MICHIGAN NATIONAL BANK,

                                     by /s/ Eric Haege
                                        ----------------------------------------
                                        Name:  Eric Haege
                                        Title: Commercial Relationship
                                               Manager


                                     NATEXIS BANQUE POPULAIRES
                                     (Formerly Known As Natexis Banque
                                     BFCE)

                                     by /s/ Evan S. Kraus
                                        ----------------------------------------
                                        Name:  Evan S. Kraus
                                        Title: Assistant Vice President

                                     by /s/ William C. Maier
                                        ----------------------------------------
                                        Name:  William C. Maier
                                        Title: Senior Vice President
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                                     US BANK NATIONAL ASSOCIATION

                                     by /s/ Andrew McDonald
                                        ----------------------------------------
                                        Name:  Andrew McDonald
                                        Title: Senior Vice President


                                     ING (U.S.) CAPITAL LLC,

                                     by /s/ William James
                                        ----------------------------------------
                                        Name:  William James
                                        Title: Vice President


                                     THE FUJI BANK, LIMITED,

                                     by /s/ Masahito Fukuda
                                        ----------------------------------------
                                        Name:  Masahito Fukuda
                                        Title: Senior Vice President


                                     DAI-ICHI KANGYO BANK LTD.,

                                     by /s/ Marvin Mirel Lazar
                                        ----------------------------------------
                                        Name:  Marvin Mirel Lazar
                                        Title: Assistant Vice President


                                     FIRST HAWAIIAN BANK,

                                     by /s/ Travis Ruetenik
                                        ----------------------------------------
                                        Name:  Travis Ruetenik
                                        Title: Assistant Vice President

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                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION,

                                     by /s/ Karl Kieffer
                                        ----------------------------------------
                                        Name:  Karl Kieffer
                                        Title: Duly Authorized Signatory


                                     SUNTRUST BANK, INC.,

                                     by /s/ Thomas C. King, Jr.
                                        ----------------------------------------
                                        Name:  Thomas C. King, Jr.
                                        Title: Assistant Vice President


                                     COOPERATIEVE CENTRALE
                                     RAIFFEISEN-BOERENLEENBANK B.A.,
                                     "RABOBANK NEDERLAND",
                                     NEW YORK BRANCH,

                                     by /s/ Douglas W. Zylstra
                                        ----------------------------------------
                                        Name:  Douglas W. Zylstra
                                        Title: Senior Vice President

                                     by /s/ W. Pieter C. Kodde
                                        ----------------------------------------
                                        Name:  W. Pieter C. Kodde
                                        Title: Senior Vice President


                                     SUMMIT BANK,

                                     by /s/ Kenneth B. Stoddard
                                        ----------------------------------------
                                        Name:  Kenneth B. Stoddard
                                        Title: Vice President

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                                     ROYAL BANK OF CANADA,

                                     by /s/ Barbara Meijer
                                        ----------------------------------------
                                        Name:  Barbara Meijer
                                        Title: Director


                                     NATIONAL CITY BANK,

                                     by /s/ Elizabeth Brosky
                                        ----------------------------------------
                                        Name:  Elizabeth Brosky
                                        Title: Corporate Banking Officer